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                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                                  ---------------


                                      FORM 8-K

                                   CURRENT REPORT
                          PURSUANT TO SECTION 13 OR 15(d)
                       OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of Earliest Event Reported) - September 25, 1998


                                  ---------------


                              RF POWER PRODUCTS, INC.
               (Exact name of registrant as specified in its charter)


            NEW JERSEY                     1-12940               22-2361086
                                           -------
 (State or other jurisdiction of  (Commission File Number)     (IRS Employer
          Incorporation)                                    Identification No.)

        1007 LAUREL OAK ROAD, VOORHEES, NEW JERSEY                 08043
         (Address of principal executive offices)               (Zip Code)


                                   (609) 627-6100
                (Registrant's telephone number, including area code)


                                  ---------------

                                   NOT APPLICABLE
               (Former name or address, if changed since last report)

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ITEM 5.  OTHER EVENTS

           On September 25, 1998, RF Power Products, Inc. (the "Company") issued a News Release in which it announced the Company's financial results for the third quarter of fiscal 1998, which ended on August 31, 1998. For the three-month period ending on such date, the Company reported a net loss of $1,341,000, or $0.11 per basic and diluted share, compared to net income of $775,000, or $0.06 per basic and diluted share, for the corresponding period in fiscal 1997. Net sales during the fiscal 1998 three-month period were $4,365,000 compared to $10,117,000 in the corresponding fiscal 1997 period. For the nine-month period ending on August 31, 1998, the Company reported a net loss of $3,048,000, or $0.25 per basic and diluted share, compared to net income of $983,000, or $0.08 per basic and diluted share, for the corresponding period in fiscal 1997. Net sales during the fiscal 1998 nine-month period were $17,387,000 compared to $23,771,000 in the corresponding fiscal 1997 period.

          A copy of the aforementioned News Release is filed herewith as
Exhibit 99.1 and is incorporated herein by reference.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

 Exhibit No.               Description
 -----------               -----------
 99.1                      News Release of RF Power Products, Inc., dated
                           September 25, 1998.


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

                                     SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       RF POWER PRODUCTS, INC.


                                           /s/ Joseph Stach
                                       -------------------------------------
                                           Joseph Stach
                                           Chairman, Chief Executive Officer
                                           and President


September 28, 1998


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